Exhibit 99.1

ASX Announcement

18 February 2022

Full Year Results webcast details

Coronado Global Resources Inc (ASX: CRN) will report its Full Year Results on Wednesday 23 February 2022, commencing at 10.00am AEST | 11.00am AEDT. The presentation will be hosted by Mr Gerry Spindler, Managing Director and Chief Executive Officer and Gerhard Ziems, Group Chief Financial Officer.

WEBCAST DETAILS

Investors will be able to access the webcast via the following link:

https://webcast1.boardroom.media/watch_broadcast.php?id=620468188f96b

CONFERENCE CALL DETAILS

Alternatively, if you would like to join by telephone, please click on the link below to enter your registration details then click “register”. Pre-registering will give you immediate access on the day with no need to wait for an operator.

https://vep.express.vc/register/?event_id=9e0187f6-cb0b-4f94-b3f7-556e8cd98fd0

The webcast will be recorded and made available on Coronado’s website www.coronadoglobal.com shortly after the meeting.

This announcement was authorised for release by the Disclosure Committee of Coronado Global Resources Inc.

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For further information please contact:

Investors Andrew Mooney P: +61 458 666 639 E: amooney@coronadoglobal.com	Media Helen McCombie Citadel Magnus P: +61 411 756 248 E: hmccombie@citadelmagnus.com

Coronado Global Resources Inc.	Level 33, Central Plaza One, 345 Queen Street
ARBN: 628 199 468	Brisbane QLD 4000

T: +61 7 3031 7777 | F: +61 7 3229 7402
www.coronadoglobal.com